Exhibit 99.1


     CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         This Certificate is being delivered pursuant to the requirements of
Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any person for any other purpose.

      The undersigned, who are the Chief Executive Officer and Chief Financial Officer, respectively, of FNB Banking Company (the "Company"), hereby each certify as follows:

      The Quarterly Report on Form 10-QSB of the Company (the "Report"), which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This 13th day of November 2002


/s/ J. Charles Copeland
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J. Charles Copeland, President
(Principal Executive Officer)


/s/ Mark Flowers
--------------------------------
Mark Flowers, Assistant Treasurer
(Principal Accounting Officer)